Exhibit 99.1

Press Release
Lighting Science Group Announces Changes in Senior Management
Zachary Gibler named CEO; Govi Rao to continue as Chairman
WESTAMPTON, N.J., June 11, 2009 — Lighting Science Group Corporation (Pink Sheets: LSCG.PK) (“LSG”), a developer and integrator of LED lighting solutions, today announced changes in its executive management.
The Company’s Board of Directors named Zachary S. Gibler as Chief Executive Officer (“CEO”) effective June 11, 2009. Mr. Gibler takes over the chief executive role from Mr. Govi Rao, who will continue in his role as Chairman. Mr. Rao will also help lead the energy efficiency practice at Pegasus Capital Advisors.
Govi Rao stated, “It is my great pleasure to announce Zach’s promotion to CEO. Zach has been instrumental in helping Lighting Science Group grow from essentially a start-up to a leading global provider of solid state lighting solutions. He has continuously demonstrated his leadership skills and played key roles in further developing our sales, marketing and business development initiatives. His knowledge of the Company’s products, coupled with his industry and brand building expertise will serve LSG well in the years ahead. I look forward to working with him in our new roles for the Company. I am also excited to take on the position at Pegasus, where I will be working to add value to the portfolio and to potentially opening new growth channels for LSG.”
Richard Weinberg, Partner with Pegasus Capital Advisors, added “We are delighted to bring Govi’s deep knowledge and experience to our energy efficiency business initiatives, which are an increasing area of opportunity and focus at Pegasus.”
Zachary Gibler is a lighting industry veteran with more than fifteen years experience who joined Lighting Science Group in June 2007. As Vice President of Business Development and Chief Business Development Officer, he has been responsible for overseeing business development efforts globally, including sales and marketing, brand identity and channel partnership programs. He has also led the build-out of the Company’s global sales force and LED lighting solution product launches. Prior to LSG, Mr. Gibler served as a vice president at lighting fixture leader Acuity Brands, Inc. He began his career at Acuity in 1994 and has held a variety of positions in sales management, marketing, and technology development.
“I am honored by the board’s faith in me and excited for this tremendous opportunity. I have been greatly impressed by Lighting Science Group’s employees and their innovative approach to LED lighting. The Company has grown substantially, and is now able to offer a wide range of unique and differentiated LED lighting solutions that are in high demand today. As demand for LED lighting solutions intensifies in the years ahead, the Company is very well positioned to offer the market energy efficient and sustainable LED lighting as an alternative to traditional lighting technologies,” stated Mr. Gibler.
About Lighting Science
Lighting Science Group Corporation (www.lsgc.com) innovates, designs, manufactures and markets LED lighting solutions that are environmentally friendlier and less costly to operate than traditional lighting products. The Company’s LED lighting devices are engineered to enhance lighting performance, reduce energy consumption, lower maintenance costs and eliminate the use of hazardous materials. The Company is also at the forefront of research and development of LED luminaires and customized LED lighting solutions for architectural and artistic projects. LSG has offices in: Westampton, New Jersey; Sacramento, California; Satellite Beach, Florida; Dallas, Texas; Tokyo, Japan; Goes, The Netherlands; Buckinghamshire, England; and Sydney, Australia.
Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding expected energy savings from the installation of our products, recent steps taken by management and our resulting expectations concerning additional sales, increased efficiency, lower overhead, and profitability as a result of these steps as well as our ultimate leadership role in the industry and our ability to expand and develop our business and statements using terminology such as “will,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “potential,” “opportunity,” “well positioned,” or “continue.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings. These filings can be obtained by contacting LSG’s Investor Contact.

Media Contact Jon Di Gesu 603-770-5731 jon.digesu@lsgc.com	Investor Contact Steve Hamilton 214-382-3650 steve.hamilton@lsgc.com